UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

SaverOne 2014 Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or incorporation of organization)	(IRS Employer Identification No.)

Em Hamoshavot Rd. 94 Petah Tikvah, Israel Tel: + 972-39094177	4970602
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each Representing three ordinary shares	The Nasdaq Stock Market LLC
Ordinary shares, par value NIS 0.01 each*	The Nasdaq Stock Market LLC*
Warrants to purchase American Depositary Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 263338.

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC. The American Depositary Shares each represent three ordinary shares and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

SaverOne 2014 Ltd. (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, par value NIS 0.01 each (“Ordinary Shares”), contained under the heading “Description of Share Capital,” (b) the description of its American Depositary Shares, each representing three ordinary shares, par value NIS 0.01 each, contained under the heading “Description of American Depositary Shares”, (c) the description of its warrants to purchase American Depositary Shares contained under the heading “Description of Securities we are Offering”, and (d) the information set forth under the heading “Taxation and Government Programs,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-263338), as amended, filed with the Securities and Exchange Commission (the “Commission”) March 7, 2022 (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 10, 2022	SaverOne 2014 Ltd.

	By:	/s/ Ori Gilboa
	Name:	Ori Gilboa
	Title:	Chief Executive Officer

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